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Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL 877-248-6417 (toll free) or 718-921-8317 www.amstock.com info@amstock.com	If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Plaza Level New York, New York 10038	If delivering by mail or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
COMPANY NAME:	CUSIP	COMPANY #	ACCOUNT NUMBER

NAME AND ADDRESS OF HOLDER:

Aggregate Principal Amount of Notes Tendered:

You must submit your original certificates with this Letter of Transmittal. Your bank or broker can assist you in completing this form. Please reference the instructions provided with this Letter of Transmittal.

DESCRIPTION OF NOTES HELD:

CERTIFICATE NUMBER	PRINCIPAL AMOUNT OF NOTES TENDERED	PRINCIPAL AMOUNT OF NOTES NOT TENDERED

Additional certificate numbers can be listed on a separate paper. If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by contacting American Stock Transfer & Trust Company ("AST") at the number listed above. If your certificates have been lost or destroyed, you must write to AST at the address above or report the loss by accessing your account at http://www.amstock.com. Replacing a lost certificate will require the completion of forms and the posting of a surety bond, the details of which will be provided by AST. Please note that you must replace your lost certificate(s) prior to completing and submitting this form.

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if checks(s) are to be issued in the name of someone other than the registered holder(s).

If you have completed this section, your signature on the reverse side of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

Name:
Address:

SOCIAL SECURITY OR EMPLOYER IDENTIFICATION NUMBER OF RECIPIENT:

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if check(s) are to be mailed to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown above.

If you have completed this section, your signature on the reverse side of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

Name:
Address:

☐ PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
(PLEASE REFER TO ACCOMPANYING GUIDELINES)

PLEASE ENTER YOUR SOCIAL SECURITY OR EIN NUMBER:

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding; and (3) I am a U.S. Person (or a U.S. resident alien). Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:

NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, on the appropriate and properly completed Form W-8, or successor form. Such statements can be obtained from the Exchange Agent.

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE "APPLIED FOR" IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9. FOR FURTHER INFORMATION, PLEASE SEE THE ENCLOSED GUIDELINES.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

Signature:	Date:

        The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner, and delivery will be deemed made when actually received or confirmed by the AST. If you elect to send them by mail, it is recommended that you send them by properly-insured registered mail with return receipt requested. Delivery will be deemed effective only when received by AST.

        If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the letter of transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this letter of transmittal. AST reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

        All questions as to the validity, form and eligibility of any surrender of certificates will be determined by AST and the issuer and such determination shall be final and binding. AST and the issuer reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

SIGNATURES—THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner listed on reverse side hereof must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to AST, must be submitted.

Signature(s)	Date:
Telephone Number (Required)	E-mail Address

A Medallion Guarantee is ONLY required on this Letter of Transmittal in the event that:

  ☐
  The Special Issuance Instructions box has been completed; or

  ☐
  The Special Delivery Instructions box has been completed

/ MEDALLION GUARANTEE STAMP /

See Instructions at Left

FOR AST USE ONLY:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

The instructions below relate to the Letter of Transmittal delivered concurrently with this Instructions to Letter of Transmittal and form part of the terms and conditions of the Offer. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Offer to Purchase dated June 2, 2006 delivered concurrently with this Instructions to Letter of Transmittal.

        1.    Delivery of this Letter of Transmittal and Certificate(s) for Notes or Book-Entry Confirmations; Withdrawal of Tenders.    This Letter of Transmittal is to be used by each registered Holder if (1) certificates representing Notes are to be physically delivered to the Depositary herewith by such Holder or (2) tender of Notes is to be made by book-entry transfer to the Depositary's account at DTC and instructions are not being transferred through ATOP. The method of delivery of this Letter of Transmittal, the Notes and all other required documents to the Depositary is at the election and risk of Holders, and delivery will be deemed made when actually received or confirmed by the Depositary. If such delivery is by mail, it is suggested that Holders use properly-insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary prior to such respective date. No alternative, conditional or contingent tenders of the Notes will be accepted. This Letter of Transmittal and Notes should be sent only to the Depositary. Delivery of documents to DTC does not constitute delivery to the Depositary.

        The Depositary and DTC have confirmed that the book-entry issues to be tendered in the Offer are eligible for ATOP. To effectively tender Notes eligible for ATOP that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Depositary's account at DTC and send an Agent's Message to the Depositary for its acceptance. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation". Delivery of documents to DTC does not constitute delivery to the Depositary. The term "Agent's Message" as used herein means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message, stating (a) such participant has received and agrees to be bound by the terms and conditions of the Offer as set forth in the Offer to Purchase and this Letter of Transmittal and that each Company may enforce such agreement against such participant, (b) such participant has full power and authority to tender, exchange, assign and transfer the Notes, (c) when the tendered Notes are accepted for payment by the applicable Company, that Company will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. Holders desiring to tender Notes on the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

        All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, or delivery of an Agent's Message through ATOP, waive any right to receive notice of the acceptance of their Notes for purchase.

        Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted "Request Message" through ATOP, which notice must be received by the Depositary at its address set forth on the back cover of Offer to Purchase (or, in the case of Notes tendered by book-entry transfer, through ATOP) on or prior to the Expiration Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must include the items listed in the Offer to Purchase. Holders may not rescind withdrawals of tendered Notes. However, validly withdrawn Notes may be retendered by following the procedures therefor described elsewhere in the Offer to Purchase at any time on or before the Expiration Date.

        2.    Partial Tenders.    Valid tenders of Notes pursuant to the Offer will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of the Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column of the box entitled "Principal Amount of Notes Tendered". The entire principal amount represented by the certificates for all Notes delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Notes is not tendered or not accepted for purchase, Notes representing such untendered amount will be sent to, or if tendered by book-entry transfer, returned by credit to the account at DTC designated herein of, the Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4), promptly after the Payment Date.

        3.    Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures.    If this Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listed as the owner of the Notes.

        If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

        If this Letter of Transmittal is signed by the Holder, and certificates for any principal amount of Notes not tendered or not accepted for purchase are to be issued, or if any principal amount of Notes that is not tendered or not accepted for purchase is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and checks for payments of the Offer Consideration to be made in connection with the Offer are to be issued to, the order of the Holder, then the Holder need not endorse any certificates for tendered Notes, nor provide a separate bond power. In any other case, the Holder must either properly endorse the certificates for Notes tendered or transmit a properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the Notes, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor (as defined below), unless such certificates or bond powers are executed by a Medallion Signature Guarantor.

        If this Letter of Transmittal or any certificates for Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to a Company and the Depositary of their authority so to act must be submitted with this Letter of Transmittal.

        Endorsements on certificates for Notes and signatures on bond powers provided in accordance with this Instruction 3 by registered Holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor.

        No signature guarantee is required if (a) this Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the Notes, and the payment of the Offer Consideration is to be made, or any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant's account at DTC, and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box of this Letter of Transmittal has been completed or (b) such Notes are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. In all other cases, all signatures on Letters of Transmittal and endorsements on certificates, signatures on bond powers, if any, accompanying Notes must be guaranteed by a recognized participant in the Notes Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a "Medallion Signature Guarantor").

        4.    Special Payment and Special Delivery Instructions.    Tendering Holders should indicate in the applicable box or boxes the name and address to which Notes for principal amounts not tendered or not accepted for purchase or checks for payment of the Offer Consideration to be made in connection with the Offer are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number (collectively, the "TIN") of the person named must also be indicated. If no instructions are given (a) payment of the Offer Consideration to be made in connection with the Offer will be made to, and (b) Notes not tendered or not accepted for purchase will be returned to, the registered Holder of the Notes tendered. The Companies have no obligation pursuant to the "Special Payment Instructions" box or "Special Delivery Instructions" box to transfer any Notes from the name of the registered Holder(s) thereof if the Companies do not accept for purchase any of the principal amount of such Notes.

        5.    TIN and Backup Withholding.    Federal income tax law generally requires that a tendering Holder whose tendered Notes are accepted for purchase must provide the Depositary (as payor) with such Holder's correct TIN, which, in the case of a Holder who is an individual, is generally such Holder's social security number, or otherwise establish an exemption. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") and backup withholding in an amount equal to 28% of the amount of the gross proceeds received pursuant to the Offer to Purchase. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

        To prevent backup withholding, each tendering Holder must provide such Holder's correct TIN by completing the Substitute Form W-9 attached hereto, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN) and that (a) the Holder is exempt from backup withholding, (b) the Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. Such Holder must also certify that such Holder is a "U.S. person" as defined under the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations.

        If a Holder that is a U.S. person does not have a TIN, such Holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for directions on applying for a TIN, write "Applied For" in the space for the TIN in Part I of the Substitute Form W-9 attached herein, check the box in Part III titled "Awaiting TIN," and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Number. If the Holder does not provide such Holder's TIN to the Depositary by the date the payments are due, the payments will be subject to backup withholding at a rate of 28%. Note: Writing "Applied For" on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

        If the Notes are held in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 provided herewith for information on which TIN to report.

        Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a U.S. person should write "Exempt from backup withholding" on Substitute Form W-9. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional directions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, "Certificate of Foreign Status," as the case may be, signed under penalties of perjury attesting to such exempt status. The forms may be obtained from the IRS at its website: www.irs.gov.

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER OF A NOTE IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY A HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER UNDER THE UNITED STATES INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTION MATTERS ADDRESSED HEREIN; AND (C) A HOLDER OF A NOTE SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        6.    Transfer Taxes.    Each Company will pay all transfer taxes applicable to the purchase and transfer of the applicable Notes pursuant to the Offer, except if the payment of the Offer Consideration is being made to, or if certificates representing Notes for principal amounts not tendered or not accepted for payment are registered or issued in the name of, any person other than the registered holder of Notes tendered thereby or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, then, in such event, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person(s)) payable on account of the transfer to such person will be deducted from the Offer Consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

        7.    Irregularities.    All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by the Company in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company also reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretations of the terms and conditions of the Offer, including the instructions in this Letter of Transmittal, will be final and binding. No tender of Notes will be deemed to have been validly made until all defects or irregularities with respect to such Notes have been cured or waived by the Company. All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Notes for purchase. None of the Company, the Depositary, the Information Agent and the Dealer Manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or will incur any liability for failure to give any such notice.

        8.    Waiver of Conditions.    The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Offer in whole or in part, at any time and from time to time.

        9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance relating to the procedures for tendering Notes and requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent at the addresses and telephone numbers set forth in the Offer to Purchase.

        11.    Mutilated, Lost, Stolen or Destroyed Notes.    Any Holder of Notes whose Notes have been mutilated, lost, stolen or destroyed should contact the Trustee for further instructions.

The Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Telephone: (718) 921-8317 (877) 248-6417 (toll-free)	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038 Telephone: (718) 921-8317 (877) 248-6417 (toll-free)

        Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. Requests for copies of the Incorporated Documents and the Indenture may also be directed to the Information Agent. Beneficial owners may also contact their Custodian for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

The Dealer Manager for the Offer is:

CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street
4th Floor
New York, New York 10013
Attention: Liability Management Group
Telephone: (212) 723-6106
                     (800) 558-3745 (toll-free)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account		Give name and SOCIAL SECURITY number of—

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

6.	A valid trust, estate, or pension trust	The legal entity(4)
7.	Corporate	The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
9.	A broker or registered nominee	The broker or nominee
10.	Partnership	The partnership
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's Social Security Number must be furnished.

(2)
Circle the minor's name and furnish the minor's Social Security Number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may either use your Social Security Number or Employer Identification Number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a Taxpayer Identification Number ("TIN") or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") or by calling 1 (800) TAX-FORM and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or any of its agencies or instrumentalities.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  •
  An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. WRITE "EXEMPT FROM BACKUP WITHHOLDING" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give their correct TINs to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold the applicable amount of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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SIGNATURES—THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS
INSTRUCTIONS TO LETTER OF TRANSMITTAL
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9